Exhibit 99.1
For further information:
Media Contact:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com
Investor Relations Contact:
Dennis Klaeser
Chief Financial Officer
312-683-7112
dklaeser@pvtb.com
For Immediate Release
PrivateBancorp Reports Second Quarter 2008 Results
Revenue Growth Remains Strong
•	Revenue grew 17 percent over first quarter 2008.

•	Client deposits grew 18 percent during second quarter.

•	Loans grew 25 percent during second quarter.

•	Raised approximately $310 million in new capital to support execution of Strategic Growth Plan, bringing total risk-based capital to 13.7 percent and Tier 1 risk-based capital to 10.98 percent of total risk-weighted assets.
               CHICAGO, July 29, 2008 — PrivateBancorp, Inc. (NASDAQ: PVTB) today reported a net loss for the second quarter 2008 of $13.3 million, or $0.48 per diluted share, compared to net income of $8.8 million, or $0.40 per diluted share, for the second quarter 2007. The net loss for the six months ended June 30, 2008 was $22.2 million or

$0.82 per diluted share, compared with net income of $17.8 million, or $0.81 per diluted share for the prior-year period.
          The second quarter net loss was primarily attributed to expenses associated with the implementation of our previously announced Strategic Growth Plan, an increase in our provision for loan losses, and expenses associated with the correction of a prior-period accounting error. The Company again recorded increases in revenue, client deposits and loans, and the number of new clients.
          “The second quarter results once again show success in the ongoing implementation of our Strategic Growth Plan and the reported loss reflects the continued investments we’re making to position our Company for long-term success,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “We made a number of opportunistic hires during the quarter, including professionals focused on building client deposits, and we have further strengthened areas such as risk management and operations. I am encouraged by the new business development we have seen from our bankers and the ongoing diversification of both our loan portfolio and sources of fee income, all critical to generating sustainable organic growth. In the current credit environment, we have taken deliberate steps to ensure the quality of our loan portfolio as well as the rigor of our risk management practices.”
Execution of the Strategic Growth Plan
          During the second quarter, the Company continued to execute on fundamental elements of its Strategic Growth Plan, which is designed to position the Company to regain and exceed its historical growth rate, diversify its business and acquire many new, middle-market clients.
          During the quarter, the Company completed two successful capital-raising transactions – the issuance of $143.8 million of Trust Preferred Securities and an equity offering that raised $166.1 million in proceeds, net of underwriting commissions. As a part of this equity transaction, GTCR Golder Rauner, L.L.C. increased its equity investment in the Company by $17.1 million, maintaining its approximately 11.4 percent beneficial ownership stake in the Company.
          The Company continues to implement initiatives related to its Strategic Growth Plan, including:
•	Hired 25 new Managing Directors in the second quarter, which, along with internal promotions, brings the total to 294 Managing Directors as of June 30, 2008.

•	Formed a Capital Markets group to assist middle-market clients with hedging interest rates, foreign currency fluctuation and commodity pricing risks.

•	Launched a Corporate Liquidity Advisory Group to further develop commercial deposit and liquidity relationships.

•	Increased Treasury Management staff to continue implementation and execution of client deposit relationships.

•	Created a specialty group within the Wealth Management business focusing on delivering family office and other wealth services to clients with more than $20.0 million in investable assets.
          Management continues to keep its focus on key performance indicators – revenue, deposit and loan growth, asset quality, operating efficiency and profitability, as well as client acquisition – in order to enhance stockholder value.
Balance Sheet
          Total assets increased 50 percent to $7.5 billion at June 30, 2008 from $5.0 billion at December 31, 2007. Total loans increased 54 percent to $6.4 billion at June 30, 2008, from $4.2 billion at December 31, 2007. Commercial loans, including commercial and industrial and owner-occupied commercial real estate loans, continue to be the fastest-growing segment of the loan portfolio and increased to $2.7 billion or 42 percent of the

Company’s total loans from $1.3 billion or 32 percent of total loans at the end of 2007. During the quarter, commercial real estate loans, including multi-family commercial real estate, grew to $2.2 billion from $1.6 billion at December 31, 2007. However, commercial real estate loans decreased to 34 percent of the Company’s total loans at the end of the second quarter, compared to 38 percent of total loans at December 31, 2007.
          Total deposits increased 64 percent to $6.2 billion at June 30, 2008, from $3.8 billion at December 31, 2007, with $1.0 billion attributable to an increase in client deposits, defined as total deposits less brokered deposits. Client deposits were $4.3 billion, or 69 percent, of total deposits at the end of the second quarter. The remaining increase in total deposits came from a combination of an increase in CDARs™ deposits of $380.4 million and an increase in traditional brokered deposits of $966.6 million.
          During the quarter, the Company facilitated its deposit growth by aggressively pursuing deposits from existing and new clients, increasing institutional and municipal deposits, expanding its business DDA account balances due to its enhanced treasury management services, and continuing implementation of the CDARs™ deposit program. The CDARs™ deposit program is a deposit services arrangement that achieves FDIC deposit insurance for jumbo deposit relationships, which is an attractive feature to many of the Company’s middle-market and private banking clients.
          As previously indicated, with new clients, loan volume tends to lead client deposit volume associated with these new relationships. The Company continues to enhance its suite of deposit products and treasury management services and in the second quarter average non-interest-bearing deposits grew to $409.3 million from $302.9 million at the end of 2007.
          Funds borrowed, which include federal funds purchased, FHLB advances, borrowings under the Company’s credit facility, and convertible senior notes, decreased to $369.6 million at June 30, 2008, from $560.8 million at December 31, 2007, primarily as a result of an increase in client and brokered deposits. Junior subordinated deferrable-interest debentures increased to $244.8 million from $101.0 million at December 31, 2007 due to the issuance of $143.8 million of trust preferred securities during the quarter, as mentioned above.
Revenue Growth
          Revenue grew 17 percent over the first quarter 2008 to $53.5 million from $45.9 million, reflecting an increase in net interest income and non-interest income.
          Net interest income totaled $43.1 million in the second quarter 2008, compared to $36.3 million in the first quarter 2008, an increase of 19 percent, and $32.1 million for the second quarter 2007, an increase of 34 percent. Net interest margin (on a tax equivalent basis) decreased to 2.75 percent for the second quarter 2008 compared to 2.88 percent for the first quarter 2008 and 3.19 percent for the second quarter 2007. Net interest margin declined as a result of the substantial decrease in short-term rates in the first and second quarters. Further affecting the margin was the additional cost of funds incurred as a result of the Trust Preferred offering in May.
          The Company is committed to diversifying its fee-based revenue and in the second quarter 2008 non-interest income, excluding securities gains and losses, increased 19 percent to $9.1 million, compared to $7.7 million in the first quarter 2008 and $7.1 million in the second quarter 2007. The Company continued to generate growth in fee income from a variety of services provided to new middle-market banking clients. The Treasury Management and Capital Markets groups contributed a combined $2.2 million in fee income in the second quarter, compared to $575,000 in the first quarter 2008 and $125,000 in the second quarter 2007.
          The PrivateWealth Group fee revenue was $4.4 million in the second quarter 2008, unchanged from the first quarter 2008 and 8 percent higher than $4.0 million in the second quarter 2007. The PrivateWealth Group’s assets under management were $3.3 billion at June 30, 2008, unchanged from the first quarter and up 6 percent from $3.1 billion at June 30, 2007. Fees paid to third-party investment managers were $812,000 in the second quarter 2008, compared to $968,000 in the first quarter 2008 and $868,000 in the prior-year quarter.

          Reflecting the general climate in the housing market, mortgage banking fee income dropped 35 percent over the prior quarter and 19 percent over the prior-year quarter. The Company also recognized $286,000 in securities gains during the second quarter 2008 compared to $814,000 in the prior quarter and a loss of $97,000 in the prior-year quarter. The increase from the prior-year quarter was due to gains realized in selective repositioning of the investment portfolio.
Credit Quality
          During the second quarter 2008, the provision for loan losses increased to $23.0 million from $17.1 million in the first quarter and $3.0 million in the second quarter 2007. The increase is attributable to the substantial loan growth the Company continues to experience, as well as an increase in non-performing assets, current market conditions and loans charged off during the quarter.
          Non-performing assets to total assets were 0.98 percent at June 30, 2008, compared to 1.10 percent at March 31, 2008. The Company had $73.1 million in total non-performing assets at June 30, 2008, compared to $65.9 million at March 31, 2008. In the second quarter, 33 percent of the non-performing assets were in the Chicago market, 27 percent in the Georgia market, 24 percent in the Michigan market and 16 percent in the St. Louis market. Of total non-performing assets, $57.3 million are non-accruing loans, $1.2 million are loans over 90 days past due but still accruing and $14.6 million are Other Real Estate Owned. Of the $73.1 million in non-performing assets at June 30, 2008, $49.1 million or 67 percent were related to the residential development sector.
          Delinquencies (loans 30-89 days past due and still accruing) at June 30, 2008, improved to $30.1 million, or 0.47 percent of total loans, compared to $146.4 million in delinquencies, or 2.85 percent of total loans, at March 31, 2008, and $102.6 million, or 2.46 percent of total loans at December 31, 2007. This is a direct result of a disciplined focus on actively reducing delinquent accounts. The current period delinquencies were 0.89 percent of total loans in the St. Louis market, 0.68 percent of total loans in the Georgia market, 0.41 percent of total loans in the Michigan market and 0.40 percent of total loans in the Chicago market. Of total loans by loan type, 1.65 percent of personal loans were delinquent, 1.00 percent of construction loans were delinquent, 0.38 percent of commercial real estate loans were delinquent, 0.35 of residential real estate were delinquent, and 0.22 percent of commercial loans were delinquent.
          Net charge-offs totaled $6.0 million in the second quarter 2008, or an annualized rate of 0.42 percent of average total loans, compared with net charge-offs of $4.1 million, or an annualized rate of 0.35 percent of average total loans, in the first quarter 2008, and $571,000, or an annualized rate of 0.06 percent of average total loans, in the prior-year second quarter. Year-to-date, charge-offs were primarily attributable to the residential development sector.
          The allowance for loan losses as a percentage of total loans was 1.23 percent at June 30, 2008, compared to 1.21 percent at March 31, 2008. The amount of the allowance for loan losses is determined based on a variety of factors, including assessment of the credit risk of the loans in the portfolio, delinquent loans, impaired loans, evaluation of current economic conditions in the market area, actual charge-offs and recoveries during the period, industry loss averages, historical loss experience, and loan growth.
Expenses
          Non-interest expense was $51.2 million in the second quarter 2008, compared with $42.9 million in the first quarter 2008, an increase of 19 percent, and $23.3 million in the second quarter 2007, an increase of 120 percent. The increase from a year ago is reflective of significant increases in professional fees and deposit insurance as well as the ongoing increased compensation and marketing expenses related to the investment in the Strategic Growth Plan. Salaries and benefits expenses increased to $31.8 million in the second quarter from $27.7 million in the first quarter 2008 and $12.7 million during the second quarter 2007. Approximately $1.3 million of the increase in salaries and benefits expense is associated with expense recognized during the quarter to correct the accounting error discussed below. We expect the pace of growth in operating expenses to moderate in the third quarter.

          Included in other non-interest expenses for the quarter were $822,000 in operating expenses and disposition costs related to OREO properties.
Capital Resources
          As of June 30, 2008, the Company significantly increased its regulatory capital ratios, with a total risk-based capital ratio of 13.7 percent and Tier 1 risk-based capital ratio of 10.98 percent, substantially exceeding the well-capitalized thresholds of 10 percent and 6 percent, respectively. The Company engaged in two successful capital-raising transactions during the quarter and believes its capital position will support anticipated growth into 2009.
Correction of a Prior-Period Accounting Error
          Salaries and benefits expense includes $1.3 million and amortization of intangibles expense includes $180,000 of amortization expense to correct a purchase accounting error relating to the Company’s December 2002 acquisition of an 80 percent interest in Lodestar Investment Counsel, LLC (“Lodestar”). These expense items impact second quarter earnings by approximately $0.05 per share. At the time of the acquisition, the Company did not properly record a liability and offsetting entries to goodwill and client relationship intangibles for the value of certain contractual “put” rights related to the minority interest owned by the principals of Lodestar. The $1.3 million compensation expense relates to the appreciation in value of the put right over the period of time from 2002 through 2007 given the growth of Lodestar’s business over that period of time. Correcting the accounting errors was done in accordance with Staff Accounting Bulletin No. 108 (“SAB 108”). The adjustments to the income statement are immaterial both as it relates cumulatively to the current period as well as each of the periods from 2002 through the first quarter of 2008.

About PrivateBancorp, Inc.
          PrivateBancorp, Inc. is a growing diversified financial services company with 22 offices in nine states and approximately $7.5 billion in assets as of June 30, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families.
          Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.
Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas, the effect of continued margin pressure on the Company’s earnings, further deterioration in asset quality, the inability to raise additional equity capital on terms acceptable to the Company, or at all, necessary to fund the Company’s continued growth, insufficient liquidity/funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s business or unanticipated business declines, competition, unforeseen difficulties in integrating new hires, failure to improve operating efficiencies through expense controls, and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.
Editor’s Note: Financial highlights attached.

PrivateBancorp, Inc.
Quarterly Consolidated Income Statements
Unaudited
(dollars in thousands except per share data)

	2Q08	1Q08	4Q07	3Q07	2Q07
Summary Income Statement
Interest Income
Loans, including fees	$84,231	$76,113	$71,062	$72,299	$70,732
Federal funds sold and interest bearing deposits	207	246	275	259	239
Securities:
Taxable	5,456	4,286	3,951	3,450	3,594
Exempt from Federal income taxes	2,181	2,244	2,313	2,345	2,344

Total Interest Income	92,075	82,889	77,601	78,353	76,909

Interest Expense
Deposits:
Interest-bearing demand	425	422	451	475	437
Savings and money market deposit accounts	11,303	13,221	16,813	17,904	16,667
Brokered deposits and other time deposits	29,950	26,358	20,894	21,732	21,237
Funds borrowed	4,523	4,996	6,087	4,350	4,872
Junior Subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities	2,758	1,572	1,608	1,604	1,585

Total Interest Expense	48,959	46,569	45,853	46,065	44,798

Net Interest Income	43,116	36,320	31,748	32,288	32,111
Provision for loan losses	23,024	17,133	10,171	2,399	2,958

Net Interest Income after Provision for Loan Losses	20,092	19,187	21,577	29,889	29,153

Non-interest Income
The PrivateWealth Group fee revenue	4,350	4,419	4,310	4,029	4,024
Mortgage banking income	997	1,530	828	1,157	1,229
Capital market product income	1,959	391	—	—	—
Treasury management income	279	184	151	132	125
Bank owned life insurance	437	432	431	403	427
Banking and other services	1,119	746	484	679	1,251
Net securities gains (losses)	286	814	—	366	(97)

Total Non-interest Income	9,427	8,516	6,204	6,766	6,959

Non-interest Expense
Salaries and benefits	31,817	27,749	31,673	13,083	12,734
Occupancy expense	4,338	3,845	3,918	3,336	3,160
Professional fees	5,005	2,311	6,442	2,109	1,610
Investment manager expenses	812	968	925	857	868
Marketing	2,700	2,828	2,422	1,058	1,330
Data processing	1,168	1,220	1,282	1,039	984
Amortization of intangibles	422	234	240	241	242
Insurance	1,627	870	772	452	363
Other non-interest expenses	3,318	2,907	4,136	1,749	2,019

Total Non-interest Expense	51,207	42,932	51,810	23,924	23,310

Minority interest expense	101	68	78	100	95

Income Before Income Taxes	(21,789)	(15,297)	(24,107)	12,631	12,707
Income tax (benefit) provision	(8,494)	(6,364)	(8,962)	3,466	3,956

Net (loss) income	$(13,295)	(8,933)	$(15,145)	$9,165	$8,751

Preferred Stock Dividends	146	107	107	—	—

Net (loss) income available to Common Shareholders	$(13,441)	(9,040)	$(15,252)	$9,165	$8,751

Weighted Average Common Shares Outstanding	27,914,268	26,885,565	22,537,167	21,223,341	21,185,400
Diluted Average Common Shares Outstanding	27,914,268	26,885,565	22,537,167	21,819,333	21,810,173

Per Common Share Information
Basic	$(0.48)	$(0.34)	$(0.68)	$0.43	$0.41
Diluted	$(0.48)	$(0.34)	$(0.68)	$0.42	$0.40
Dividends	$0.075	$0.075	$0.075	$0.075	$0.075
Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.
Note 2: Diluted shares are equal to Basic shares for the first and second quarter 2008 and the fourth quarter 2007 due to the net loss. The calculation of diluted earnings per share results in anti-dilution.

PrivateBancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)

	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07
	unaudited	unaudited	audited	unaudited	unaudited
Assets
Cash and due from banks	$76,924	$54,576	$51,331	$52,922	$63,074
Fed funds sold and other short-term investments	41,034	22,226	13,220	22,117	19,672

Total cash and cash equivalents	117,958	76,802	64,551	75,039	82,746

Loans held for sale	10,988	9,659	19,358	4,262	20,905
Equity investments	13,807	13,157	12,459	10,682	10,040
Available-for-sale securities, at fair value	712,158	575,798	526,271	487,266	485,814

Loans net of unearned discount	6,417,026	5,136,066	4,177,795	3,737,523	3,705,339
Allowance for loan losses	(79,021)	(61,974)	(48,891)	(42,113)	(41,280)

Net loans	6,338,005	5,074,092	4,128,904	3,695,410	3,664,059

Goodwill	95,045	93,341	93,341	93,357	93,043
Premises and equipment, net	27,513	26,356	25,600	24,844	23,415
Accrued interest receivable	27,809	25,287	24,144	23,422	23,554
Bank owned life insurance	44,999	44,561	44,130	43,699	43,296
Other assets	90,656	74,591	51,447	40,245	39,138

Total Assets	$7,478,938	6,013,644	$4,990,205	$4,498,226	$4,486,010

Liabilities
Demand deposits:
Non-interest bearing	$548,710	$341,779	$299,043	$285,003	$303,455
Interest bearing	164,541	159,003	157,761	134,428	150,324
Savings and money market deposit accounts	2,086,929	1,663,275	1,594,172	1,577,930	1,505,303
Brokered deposits	1,889,401	1,396,930	542,470	500,296	630,905
Other time deposits	1,466,369	1,453,479	1,167,692	1,090,405	1,048,558

Total deposits	6,155,950	5,014,466	3,761,138	3,588,062	3,638,545

Funds borrowed	369,570	359,099	560,809	464,021	407,696
Junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities	244,793	101,033	101,033	101,033	101,033
Accrued interest payable	30,039	17,670	16,134	13,968	14,334
Other liabilities	33,087	28,169	50,298	12,742	18,293

Total Liabilities	$6,833,439	$5,520,437	$4,489,412	$4,179,826	$4,179,901

Stockholders’ Equity
Preferred stock	58,070	41,000	41,000	—	—
Common stock	31,944	27,289	27,225	21,612	21,568
Treasury stock	(14,150)	(13,925)	(13,559)	(13,475)	(13,148)
Additional paid-in-capital	467,294	314,961	311,989	160,178	157,960
Retained earnings	99,177	115,016	126,204	143,585	136,057
Accumulated other comprehensive income	3,164	8,866	7,934	6,500	3,672

Total Stockholders’ Equity	$645,499	493,207	$500,793	$318,400	$306,109

Total Liabilities and Stockholders’ Equity	$7,478,938	6,013,644	$4,990,205	$4,498,226	$4,486,010

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

PrivateBancorp, Inc.
Consolidated Income Statements
Unaudited
(dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Summary Income Statement
Interest Income
Loans, including fees	$84,231	$70,732	$160,344	$139,618
Federal funds sold and interest bearing deposits	207	239	453	477
Securities:
Taxable	5,456	3,594	9,742	7,183
Exempt from federal income taxes	2,181	2,344	4,425	4,692

Total Interest Income	92,075	76,909	174,964	151,970

Interest Expense
Deposits:
Interest-bearing demand	425	437	847	1,033
Savings and money market	11,303	16,667	24,524	33,729
Brokered and other time	29,950	21,237	56,308	41,014
Funds borrowed	4,523	4,872	9,519	8,956
Junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities	2,758	1,585	4,330	3,152

Total Interest Expense	48,959	44,798	95,528	87,884

Net Interest Income	43,116	32,111	79,436	64,086
Provision for loan losses	23,024	2,958	40,157	4,364

Net Interest Income after Provision for Loan Losses	20,092	29,153	39,279	59,722

Non-interest Income
The PrivateWealth Group fee revenue	4,350	4,024	8,769	7,850
Mortgage banking income	997	1,229	2,527	2,543
Capital market product income	1,959	—	2,349	—
Treasury management income	279	125	463	295
Bank owned life insurance	437	427	869	822
Banking and other services	1,119	1,251	1,866	1,812
Net securities gains (losses)	286	(97)	1,100	(18)

Total Non-interest Income	9,427	6,959	17,943	13,304

Non-interest Expense
Salaries and employee benefits	31,817	12,734	59,566	26,463
Occupancy expense, net	4,338	3,160	8,183	5,950
Professional fees	5,005	1,610	7,316	3,325
Investment manager expenses	812	868	1,780	1,650
Marketing	2,700	1,330	5,528	2,619
Data processing	1,168	984	2,388	1,885
Amortization of intangibles	422	242	656	485
Insurance	1,627	363	2,497	714
Other operating expense	3,318	2,019	6,225	3,584

Total Non-interest Expense	51,207	23,310	94,139	46,675

Minority interest expense	101	95	169	185

Income Before Income Taxes	(21,789)	12,707	(37,086)	26,166
Income tax (benefit) provision	(8,494)	3,956	(14,858)	8,379

Net (loss) income	$(13,295)	$8,751	$(22,228)	$17,787

Preferred stock dividends	146	—	253	—

Net (loss) income available to Common Shareholders	$(13,441)	$8,751	$(22,481)	$17,787

Weighted Average Common Shares Outstanding	27,914,268	21,185,400	27,399,916	21,257,808
Diluted Average Common Shares Outstanding	27,914,268	21,810,173	27,399,916	21,917,667

Per Common Share Information
Basic	$(0.48)	$0.41	$(0.82)	$0.84
Diluted	$(0.48)	$0.40	$(0.82)	$0.81
Dividends	$0.075	$0.075	$0.150	$0.150
Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.
Note 2: Diluted shares are equal to Basic shares for the first and second quarter 2008 and the fourth quarter 2007 due to the net loss. The calculation of diluted earnings per share results in anti-dilution.

PrivateBancorp, Inc.
Key Financial Data
Unaudited
(dollars in thousands except per share data)

2Q08	1Q08	4Q07	3Q07	2Q07
Selected Statement of Income Data:
Net interest income	$43,116	$36,320	$31,748	$32,288	$32,111
Net revenue (1)	$53,535	$45,862	$39,009	$40,126	$40,142
(Loss) income before taxes	$(21,789)	$(15,297)	$(24,107)	$12,631	$12,707
Net (loss) income	$(13,295)	$(8,933)	$(15,145)	$9,165	$8,751

Per Common Share Data:
Basic earnings per share	$(0.48)	$(0.34)	$(0.68)	$0.43	$0.41
Diluted earnings per share (2)	$(0.48)	$(0.34)	$(0.68)	$0.42	$0.40
Dividends	$0.075	$0.075	$0.075	$0.075	$0.075
Book value (period end)	$17.65	$15.97	$16.38	$14.59	$14.05
Tangible book value (period end) (3)	$14.61	$12.46	$12.82	$10.01	$9.46
Market value (close)	$30.38	$31.47	$32.65	$34.84	$28.80
Diluted earnings multiple (4)	(15.78	)x	(23.08	)x	(12.10	)x	20.91	x	17.95	x
Book value multiple	1.72	x	1.97	x	1.93	x	2.36	x	2.03	x

Share Data:
Weighted Average Common Shares Outstanding	27,914,268	26,885,565	22,537,167	21,223,341	21,185,400
Diluted Average Common Shares Outstanding (2)	27,914,268	26,885,565	22,537,167	21,819,333	21,810,173
Common shares issued (at period end)	33,655,778	28,685,847	28,439,447	22,182,571	22,132,645
Common shares outstanding (at period end)	33,274,683	28,310,760	28,075,229	21,821,055	21,780,773

Performance Ratios:
Return on average total assets	-0.80%	-0.66%	-1.30%	0.82%	0.80%
Return on average total equity	-10.53%	-7.81%	-16.61%	11.80%	11.66%
Dividend payout ratio	-18.93%	-24.23%	-14.30%	17.84%	18.64%
Fee revenue as a percent of total revenue (5)	17.49%	17.49%	16.35%	16.54%	18.01%
Non-interest income to average assets	0.57%	0.63%	0.53%	0.60%	0.64%
Non-interest expense to average assets	3.07%	3.18%	4.45%	2.13%	2.13%
Net overhead ratio (6)	2.50%	2.55%	3.92%	1.53%	1.49%
Efficiency ratio (7)	95.65%	93.61%	132.81%	59.62%	58.07%

Selected Financial Condition Data:
Client deposits	$4,266,549	$3,617,536	$3,218,668	$3,087,766	$3,007,640
The Private Wealth Group assets under management (8)	$3,302,271	$3,314,461	$3,361,171	$3,281,576	$3,119,878

Balance Sheet Ratios:
Loans to Deposits (period end)	104.24%	102.42%	111.08%	104.17%	101.84%
Average interest-earning assets to average interest-bearing liabilities	111.69%	112.86%	111.32%	110.40%	109.94%

Capital Ratios (period end) (9):
Total equity to total assets	8.63%	8.20%	10.04%	7.08%	6.82%
Total risk-based capital ratio	13.70%	11.54%	14.20%	10.60%	10.63%
Tier-1 risk-based capital ratio	10.98%	9.00%	11.39%	8.07%	8.06%
Leverage ratio	11.56%	9.13%	10.93%	7.20%	7.08%
Tangible capital ratio	7.38%	6.66%	8.20%	4.96%	4.70%

(1)	The sum of net interest income, on a tax equivalent basis, plus non-interest income.

(2)	Diluted shares are equal to Basic shares for the first and second quarter 2008 and the fourth quarter 2007 due to the net loss. The calculation of diluted earnings per share results in anti-dilution.

(3)	Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.

(4)	Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.

(5)	Represents wealth management, mortgage banking, capital market products, treasury management, bank owned life insurance and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.

(6)	Non-interest expense less non-interest income divided by average total assets.

(7)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.

(8)	For brokerage assets only, The Private Wealth Group assets under management includes May month end values for Kansas City and Chicago due to a system retrieval problem not allowing June month end values to be obtained.

(9)	Capital ratios for the most recent period presented in the press release are based on preliminary data.

PrivateBancorp, Inc.
Credit Quality Statistics
Unaudited
(dollars in thousands)

	2Q08	1Q08	4Q07	3Q07	2Q07
Credit Quality Key Ratios:
Net charge-offs to average loans	0.42%	0.35%	0.35%	0.17%	0.06%
Total non-performing loans to total loans	0.91%	0.91%	0.93%	0.77%	0.72%
Total non-performing assets to total assets	0.98%	1.10%	0.97%	0.80%	0.70%
Nonaccrual loans to:
total loans	0.89%	0.91%	0.93%	0.69%	0.56%
total assets	0.77%	0.77%	0.78%	0.57%	0.46%
Allowance for loan losses to:
total loans	1.23%	1.21%	1.17%	1.13%	1.11%
non-performing loans	135%	133%	125%	145%	155%
nonaccrual loans	138%	133%	125%	164%	199%
Non-performing assets:
Loans delinquent over 90 days	$1,180	$23	$53	$3,294	$5,844
Nonaccrual loans	57,348	46,517	38,983	25,657	20,731
OREO	14,579	19,346	9,265	7,044	4,683

Total non-performing assets	$73,107	$65,886	$48,301	$35,995	$31,258

Allowance for Loan Losses Summary
Balance at beginning of period	$61,974	$48,891	$42,113	$41,280	$38,893
Provision	23,024	17,133	10,171	2,399	2,958
Loans charged off	6,097	4,114	3,435	1,648	647
(Recoveries)	(120)	(64)	(42)	(82)	(76)

Balance at end of period	$79,021	$61,974	$48,891	$42,113	$41,280

Net loan charge-offs (recoveries):
Commercial real estate	$1,764	$481	$1,388	$295	($1)
Residential real estate	426	118	—	—	—
Commercial	1,109	1,099	752	1,077	397
Personal	89	206	247	99	(1)
Home equity	34	333	—	—	—
Construction	2,555	1,813	1,006	95	176

Total net loan charge-offs	$5,977	$4,050	$3,393	$1,566	$571

Loans past due 30-89 days and still accruing by type:
Commercial	$5,983	$40,740	$11,170	$3,379	$7,274
Construction	7,062	35,738	38,407	12,218	8,368
Commercial Real Estate	8,282	47,265	34,366	21,233	11,409
Residential Real Estate	1,121	5,856	9,431	2,833	287
Personal and Home Equity	7,631	16,787	9,224	3,248	3,795

Total	$30,079	$146,386	$102,598	$42,911	$31,133

Loans past due 30-89 days and still accruing as a percent of total loan type:
Commercial	0.22%	2.20%	0.85%	0.32%	0.75%
Construction	1.00%	5.75%	6.26%	2.08%	1.35%
Commercial Real Estate	0.38%	2.40%	2.14%	1.42%	0.74%
Residential Real Estate	0.35%	2.07%	3.55%	1.09%	0.12%
Personal and Home Equity	1.65%	4.05%	2.41%	0.92%	1.14%

Total	0.47%	2.85%	2.46%	1.15%	0.84%

PrivateBancorp, Inc.
Credit Quality and Loan Mix
Unaudited
(dollars in thousands)
Non-performing detail by geographical location at June 30, 2008:

	Non	NPLs as % of		Non	NPAs as %
	performing	Total Loans	Other Real	performing	of Total
	Loans	(1)	Estate Owned	Assets	Assets (2)
Non performing assets
Chicago	$21,930	0.45%	$2,374	$24,304	0.42%
St. Louis (3)	6,611	1.68%	4,709	11,320	2.31%
Michigan	16,481	2.23%	1,331	17,812	2.11%
Georgia	13,506	4.93%	6,165	19,671	5.63%
Wisconsin	—	0.00%	—	—	0.00%

Consolidated non-performing assets	$58,528	0.91%	$14,579	$73,107	0.98%

		Commercial		Residential
	Commercial	Real Estate	Construction	Real Estate	Personal
Non-performing assets (4):
Chicago	3.74%	14.50%	11.92%	0.53%	2.55%
St. Louis (3)	3.95%	7.15%	4.23%	0.00%	0.16%
Michigan	7.00%	13.89%	0.95%	2.52%	0.00%
Georgia	0.78%	0.00%	26.13%	0.00%	0.00%
Wisconsin	0.00%	0.00%	0.00%	0.00%	0.00%

Consolidated non-performing assets	15.47%	35.54%	43.23%	3.05%	2.71%
Note: Non performing loans are defined as loans delinquent > 90 days and non accrual loans. Non performing assets are non performing loans and Other Real Estate owned.

(1)	Non performing loans are presented as a percentage of each entities’ gross loans

(2)	Non performing assets are presented as a percentage of each entities’ total assets

(3)	St. Louis loans and total assets includes Kansas City total loans and assets. Kansas City had no non-performing assets at 6/30/08.

(4)	Non performing assets are presented here as a percentage of consolidated non performing assets

	2Q08	1Q08	4Q07	3Q07	2Q07
Loans by Category:
Commercial Real Estate	$1,838,301	$1,728,783	$1,386,275	$1,314,138	$1,348,201
Multi-family CRE	349,220	241,306	217,884	184,093	193,775

Total CRE Loans	2,187,521	1,970,089	1,604,159	1,498,231	1,541,976

Commercial and Industrial	2,292,960	1,410,442	827,837	670,106	643,954
Owner-Occupied CRE	451,455	437,587	483,920	370,269	319,825

Total Commercial Loans	2,744,415	1,848,029	1,311,757	1,040,375	963,779

Residential Real Estate	318,358	282,257	265,466	260,427	247,928
Personal	296,458	269,848	247,462	218,998	195,918
Home Equity	164,771	144,209	135,483	133,224	137,561
Construction	705,503	621,634	613,468	586,268	618,177

Total loans	$6,417,026	$5,136,066	$4,177,795	$3,737,523	$3,705,339

2Q08 Loan Portfolio	4Q07 Loan Portfolio

PrivateBancorp, Inc.
Net Interest Margin
Unaudited
(dollars in thousands)

	2Q08	1Q08	4Q07	3Q07	2Q07
Net interest margin:
Loans, net of unearned discount	5.85%	6.60%	7.30%	7.69%	7.76%
Federal funds sold and interest bearing deposits	2.74%	3.20%	6.02%	5.37%	5.15%
Investment Securities (taxable)	4.96%	4.97%	5.04%	4.85%	5.16%
Investment Securities (non-taxable)	6.67%	6.88%	6.88%	6.90%	6.89%

Yield on average earning assets	5.81%	6.49%	7.11%	7.45%	7.53%

Interest bearing deposits	3.29%	3.98%	4.54%	4.72%	4.70%
Funds borrowed	3.91%	4.47%	4.80%	4.85%	4.94%
Junior Subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities	5.54%	6.16%	6.23%	6.21%	6.20%

Cost of average interest-bearing liabilities	3.42%	4.08%	4.62%	4.78%	4.77%

Net interest spread (1)	2.39%	2.41%	2.50%	2.68%	2.76%
Net interest margin (2)	2.75%	2.88%	2.96%	3.13%	3.19%

Tax equivalent adjustment to net interest income (3)	$992	$1,026	$1,057	$1,072	$1,072

Selected Average Quarterly Balance Sheet Data:
Non-interest bearing deposits	$409,254	$325,368	$302,864	$299,201	$302,941

Loans, net of unearned discount	$5,736,498	$4,592,477	$3,838,621	$3,707,499	$3,631,892
Federal funds sold and interest bearing deposits	22,221	25,708	14,889	15,390	14,670
Investment Securities (taxable)	440,099	345,183	313,333	283,948	278,753
Investment Securities (non-taxable)	190,236	190,009	195,836	198,148	198,166

Total Average Earning Assets	$6,389,054	$5,153,377	$4,362,679	$4,204,985	$4,123,481

Interest bearing deposits	$5,073,032	$4,025,000	$3,328,610	$3,364,047	$3,266,557
Funds borrowed	451,415	436,658	492,197	343,820	382,991
Junior Subordinated deferrable interest Debentures held by trusts that issued guaranteed capital debt securities	196,873	101,033	101,033	101,033	101,033

Total Average Interest-bearing Liabilities	$5,721,320	$4,562,691	$3,921,840	$3,808,900	$3,750,581

(1)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(2)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.

(3)	The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis
	2Q08	1Q08	4Q07	3Q07	2Q07
Net interest income	$43,116	$36,320	$31,748	$32,288	$32,111
Tax equivalent adjustment to net interest income	992	1,026	1,057	1,072	1,072

Net interest income, tax equivalent basis	$44,108	$37,346	$32,805	$33,360	$33,183